Exhibit 8.1

LARS LÜTHJOHAN JENSEN
ATTORNEY AT LAW

Ascendis Pharma A/S Tuborg Boulevard 12 2900 Hellerup Denmark	LLJ@MAZANTI.DK
TEL +45 3319 3749 (DIR.)
10 AMALIEGADE
DK-1256 COPENHAGEN K
TEL +45 3314 3536
WWW.MAZANTI.DK

ADVOKATPARTNERSELSKAB
VAT DK 35 89 20 52

REF. 47505
26.1.2015

Re. Registration with the US Securities and Exchange Commission of American Depositary Shares representing ordinary shares in the share capital of the Issuer

1.	Introduction

1.1	I act as Danish legal adviser to the Issuer in connection with the Registration. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Registration Shares. Certain terms used in this opinion are defined in Annex 1 (Definitions).

2.	Danish Law

2.1	This opinion is limited to Danish law in effect on the date of this opinion and we express no opinion with regard to the laws of any other jurisdiction. The opinion (including all terms used in it) is in all respects to be construed in accordance with Danish law.

3.	Scope of Inquiry

3.1	For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the following documents:

3.1.1	A copy of the Registration Statement.

3.1.2	A copy of the Issuer’s deed of incorporation and articles of association as registered with the Danish Business Authority as of today’s date and the articles of association as they will be in effect at the time of the issue of the Registration Shares.

3.2	In addition, I have examined such documents, and performed such other investigations, as I consider for the purpose of this opinion. My examination has been limited to the text of the documents. With your consent I have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

4.	Opinion

4.1	Based on the documents and investigations referred to in paragraph 3, I am of the following opinion:

Upon the execution of the articles of association in the form referred to in this opinion, the statements in the Registration Statement under the heading “Danish Tax Considerations”, to the extent that they include statements as to Danish tax law, are correct.

5.	Reliance

5.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

5.2	Any and all liability and other matters relating to this opinion shall be governed exclusively by Danish law and the Danish courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

5.3	The Issuer may:

a)	file this opinion as an exhibit to the Registration Statement; and

b)	refer to Mazanti-Andersen Korsø Jensen Law Firm giving this opinion under the heading “Legal Matters” in the Prospectus.

5.4	The previous sentence is no admittance from me (or Mazanti-Andersen Korsø Jensen) that I am (or Mazanti-Andersen Korsø Jensen is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours sincerely,

/s/ Lars Lüthjohan Jensen

Lars Lüthjohan Jensen

Annex 1 – Definitions

In this opinion:

“Danish law” means the law directly applicable in Denmark.

“IPO” means the listing of the Company’s American Depositary Shares on The NASDAQ Global Market.

“Issuer” means Ascendis Pharma A/S, with corporate seat in Gentofte, Denmark.

“Option Shares” means the new ordinary shares, nominal value DKK 1 each, in the Issuer’s share capital, underlying the American Depositary Shares created by The Bank of New York Mellon which may be subscribed for by the Underwriters pursuant to an over-allotment option provided by the Issuer.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means the Subscription Shares and the Option Shares.

“Registration Statement” means the registration statement on Form F-1 (Registration No. 333-201050) in relation to the Registration initially filed with the SEC on December 18, 2014 (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subscription Shares” means the new ordinary shares, nominal value DKK 1 each, in the Issuer’s share capital, underlying the American Depositary Shares created by The Bank of New York Mellon to be subscribed for by the underwriters in the IPO.

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